Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Park National Corporation:

Form S-8 No.  33-92060

Form S-8 No.  333-52653

Form S-8 No.  333-59360

Form S-8 No.  333-59378

Form S-8 No.  333-91178

Form S-8 No.  333-115136

Form S-8 No.  333-126875

Form S-3 No.  333-156887

Form S-3 No.  333-159454

Form S-8 No.  333-168334

of our report dated February 28, 2011, except for the effects of the material weakness identified in the sixth paragraph of our report as to which the date is October 11, 2011 and the effects on the consolidated financial statements of the matter described in the seventh paragraph of our report and in Notes 1A and 27 to the Company’s consolidated financial statements, as to which the date is February 28, 2012, with respect to the consolidated financial statements of Park National Corporation and the effectiveness of internal control over financial reporting (which expresses an adverse opinion on internal control over financial reporting) which report is included in this Amendment No. 2 of Park National Corporation’s Annual Report on Form 10-K/A for the year ended December 31, 2010.

/s/ Crowe Horwath LLP

Columbus, Ohio

February 28, 2012